News Release

Versum Materials Reports Solid Fiscal First Quarter 2019 Financial Results
Updates Fiscal Year 2019 Guidance

Fiscal First Quarter 2019 Financial Highlights Versus Fiscal First Quarter 2018

▪	Sales of $340 million, up 3%

▪	Net Income of $61 million, or diluted EPS of $0.56

▪	Adjusted EBITDA of $110 million, up 7%

▪	Advanced Materials continues double-digit volume growth

▪	Key Process Materials capital projects brought on-stream

▪	Delivery Systems & Services delivers strong top-line and record margin

Updates Fiscal Year 2019 Guidance

•	Estimated Sales of $1,380 - $1,430 million, up 1% to 4% versus fiscal year 2018

•	Estimated Adjusted EBITDA of $465 - $485 million, up 4% to 9% versus fiscal year 2018

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”

Tempe, Arizona, February 4, 2019 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading specialty materials and equipment supplier to the semiconductor industry, today reported results for the fiscal first quarter ended December 31, 2018.

Sales were $339.5 million, up 3% versus prior year quarter, driven by growth from both the Materials and Delivery Systems & Services ("DS&S") segments. Net income was $61.1 million, or $0.56 per diluted share, up 227% versus prior year quarter, primarily due to the impact of the US Tax Act. Adjusted Net Income was $60.2 million, up 2% versus prior year quarter, or $0.55 per diluted share, also up 2%. Adjusted EBITDA was $110.4 million, up 7% versus prior year quarter, primarily due to the volume growth in Materials.

Guillermo Novo, Versum Materials' President and Chief Executive Officer said, "We delivered another solid quarter, with revenue rising three percent and adjusted EBITDA increasing seven percent. Both segments continued to deliver volume and sales growth and our Advanced Materials business sustained its innovation momentum and increased revenues again by double-digits."

Fiscal Year 2019 Outlook

For fiscal year 2019, Versum Materials currently estimates sales of $1,380 to $1,430 million and Adjusted EBITDA of $465 to $485 million.

Regarding the fiscal 2019 outlook, Mr. Novo added, “While the industry outlook for the first half of the calendar year has weakened, we continue to support our Process of Record (POR) ramps, execute our Delivery Systems projects and advance our unique growth accelerators. We believe that we will deliver another solid performance this year.”

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Table 1: Fiscal First Quarter Fiscal Year 2019 Financial Highlights

	Three Months Ended December 31,
	2018	2017	% Change
(In millions, except percentages and per share data)
Sales	$339.5	$330.8	3%
Operating Income(A),(B)	95.8	89.3	7%
Net Income(A)	61.1	18.7	NM
Net Income Margin	18.0%	5.7%	1230 bps
Diluted Earnings Per Share	0.56	0.17	NM
Adjusted Net Income(A)	60.2	59.2	2%
Adjusted Net Income Margin(A)	17.7%	17.9%	-20 bps
Adjusted Diluted Earnings Per Share	0.55	0.54	2%
Adjusted EBITDA(A),(B)	110.4	102.7	7%
Adjusted EBITDA Margin	32.5%	31.0%	150 bps

Cash Flows from Operations	46.2	39.1	18%
Capital Expenditures	22.0	28.7	(23)%

(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method.

(B) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s change in classification of the non-service components of net periodic pension cost.

Business Segment Results

Materials

Sales were $221.7 million, up 3% from the prior year quarter due to double-digit volume growth in Advanced Materials and modest volume growth in Process Materials, partially offset by negative price/mix in Process Materials. Stronger sales in both memory and logic offset weaker foundry activity in the quarter.

Operating income was $67.6 million, up 2% from the prior year quarter. Segment Adjusted EBITDA was $80.2 million, up 4% from the prior year quarter driven by volumes.

Delivery Systems & Services (DS&S)

Sales were $117.2 million, up 2% from the prior year quarter, driven by continued strong activity in equipment and installations.

Operating income was $34.7 million, up 4% from the prior year quarter. Segment Adjusted EBITDA was $35.4 million, up 5% from the prior year quarter, driven by equipment and installation growth and favorable product mix.

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Table 2: Segment Sales

	Three Months Ended December 31,
	2018	2017	% Change
(In millions, except percentages)
Materials	$221.7	$214.6	3%
DS&S	117.2	115.3	2%
Corporate	0.6	0.9	(33)%
Total Versum Materials Sales	$339.5	$330.8	3%

Table 3: Segment Operating Income to Segment Adjusted EBITDA

	Three Months Ended December 31,
	2018	2017	% Change
(In millions, except percentages)
Materials
Operating income(A),(B)	$67.6	$66.1	2%
Add: Depreciation and amortization	12.6	11.0	15%
Segment Adjusted EBITDA(A),(B)	$80.2	$77.1	4%
Segment Adjusted EBITDA Margin(C)	36%	36%
DS&S
Operating income(B)	$34.7	$33.5	4%
Add: Depreciation and amortization	0.7	0.3	133%
Segment Adjusted EBITDA(B)	$35.4	$33.8	5%
Segment Adjusted EBITDA Margin(C)	30%	29%
Corporate
Operating loss	$(5.4)	$(8.5)	(36)%
Add: Depreciation and amortization	0.2	0.3	(33)%
Segment Adjusted EBITDA	$(5.2)	$(8.2)	(37)%

(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method.

(B) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s change in classification of the non-service components of net periodic pension cost.

(C) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income

	Three Months Ended December 31,
	2018	2017	% Change
(In millions, except percentages)
Materials(A),(B)	$67.6	$66.1	2%
DS&S(B)	34.7	33.5	4%
Corporate	(5.4)	(8.5)	(36)%
Total Segment Operating Income(A),(B)	96.9	91.1	6%
Less: Business separation, restructuring and cost reduction actions	1.1	1.8	(39)%
Total Versum Materials Operating Income(A),(B)	$95.8	$89.3	7%

(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the

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company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method.

(B) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s change in classification of the non-service components of net periodic pension cost.

Conference Call and Webcast Details

On Monday February 4, 2019 at 4:30 pm Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing 1-(877) 883-0383 (domestic) or 1-(412) 902-6506 (international) and use the participant code 8196300.

An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of our website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum Materials website.

About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is a leading global specialty materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor and display industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next-generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum reported fiscal year 2018 annual sales of about US $1.4 billion, has approximately 2,300 employees and operates fifteen manufacturing and seven research and development facilities in Asia and North America. It is headquartered in Tempe, Arizona. Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).

For additional information, please visit http://www.versummaterials.com

Investor Inquiries:
Soohwan Kim, CFA, (602)-282-0957
Soohwan.Kim@versummaterials.com

Media Inquiries:
Tiffany Elle, (480)-282-6475
Tiffany.Elle@versummaterials.com

Non-GAAP Financial Measures

This earnings press release includes “non-GAAP financial measures,” including Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin, and Segment Adjusted EBITDA margin. Adjusted Net Income is net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including business separation, restructuring and cost reduction actions, net of tax, the write-off of financing costs, net of tax, and the impact of the Tax Act. Adjusted Diluted Earnings Per Share uses Adjusted Net Income but otherwise uses the same calculation used in arriving at diluted earnings per share, the most directly comparable GAAP financial measure. Adjusted EBITDA is net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, the write-off of financing costs, non-service components of net periodic pension cost, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. Segment Adjusted EBITDA is segment operating income excluding segment depreciation and amortization expense. Adjusted Net Income Margin, Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted Net Income, Adjusted

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EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of net income to Adjusted EBITDA (see Appendix Table A-1), net income to Adjusted Net Income (see Appendix Table A-2), diluted EPS to Adjusted Diluted EPS (see Appendix A-3) and of segment operating income (loss) to Segment Adjusted EBITDA by Quarter (see Appendix Table A-5), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.

The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate our operating performance. We use non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors in our industry, to analyze underlying trends in our business and to establish operational budgets and forecasts or for incentive compensation purposes. We use Adjusted EBITDA to calculate performance-based cash bonuses. We use Segment Adjusted EBITDA as the primary measure to evaluate the ongoing performance of our business segments.

We believe non-GAAP financial measures provide security analysts, investors and other interested parties with meaningful information to understand our underlying operating results and to analyze financial and business trends; enables better comparison to peer companies; and allows us to provide a long-term strategic view of the business going forward. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted Net Income and Adjusted EBITDA exclude expenses related to business separation, restructuring and cost reduction actions and the write-off of financing costs, each of which we do not consider to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure of cash available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation and amortization charges represent the wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

A reconciliation of net income to Adjusted EBITDA as forecasted for 2019 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include restructuring and other income or charges to be incurred in 2019 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to future periods and include statements about our financial outlook or guidance; statements about our expectations or predictions of future financial or business performance or conditions; statements about our anticipated growth, profitability and margins; our ability to compete successfully as a leading materials supplier to the semiconductor industry and obtain next generation node opportunities; and other matters. The words “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “forecast,” “guidance,” “outlook,” “opportunity” and similar expressions, among others, generally identify forward-looking statements, which are based on management’s reasonable expectations and assumptions as of the date the statements were made. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including without limitation the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate any definitive merger agreement between us and Entegris, Inc.; the outcome of any legal proceedings that may be instituted against us or Entegris, Inc.; the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by our and Entegris, Inc. stockholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating our business with Entegris, Inc. or fully

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realizing cost savings and other benefits; business disruption following the merger; our ability or the ability of Entegris, Inc. to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainty as to the long-term value of the common stock of Entegris, Inc. following the merger; legislative, regulatory and economic developments; potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect our or Entegris, Inc.’s financial performance; certain restrictions during the pendency of the merger that may impact our or Entegris, Inc.’s ability to pursue certain business opportunities or strategic transactions; the business, economic and political conditions in the markets in which we and Entegris, Inc. operate; events beyond our control such as acts of terrorism; product supply versus demand imbalances in the semiconductor industry or in certain geographic markets may decrease the demand for our goods and services; our concentrated customer base; the dependence of our DS&S segment upon the capital expenditure cycles of our customers; our ability to continue technological innovation and successfully introduce new products to meet the evolving needs of our customers; our ability to protect and enforce our intellectual property rights and to avoid violating any third party intellectual property or technology rights; unexpected interruption of or shortages in our raw material supply; inability of sole source, limited source or qualified suppliers to deliver to us in a timely manner or at all; hazards associated with specialty chemical manufacturing, such as fires, explosions and accidents, could disrupt operations; increased competition and new product development by our competitors, changing customer needs and price increases in materials and components; operational, political and legal risks of our international operations; increased costs due to trade wars and the implementation of tariffs; the impact of changes in tax laws; the impact of changes in environmental and health and safety regulations, anticorruption enforcement, sanctions, import/export controls, tax and other legislation and regulations in the U.S. and other jurisdictions in which Versum Materials and its affiliates operate; our available cash and access to additional capital may be limited by substantial leverage and debt service obligations; possible liability for contamination, personal injury or third party impacts if hazardous materials are released into the environment; cyber security threats may compromise our data or disrupt our information technology applications or services; fluctuation of currency exchange rates; costs and outcomes of litigation or regulatory investigations; the timing, impact, and other uncertainties of future acquisitions or divestitures; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov or in materials incorporated therein by reference. Any forward-looking statement in this press release speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements.

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Versum Materials, Inc.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended December 31,
	2018	2017	% Change
(In millions, except per share data and percentages)
Sales	$339.5	$330.8	3%
Cost of sales (A),(B)	196.1	191.2	3%
Selling and administrative	35.5	35.3	1%
Research and development	12.9	12.7	2%
Business separation, restructuring and cost reduction actions	1.1	1.8	(39)%
Other (income) expense, net	(1.9)	0.5	NM
Operating Income(B)	95.8	89.3	7%
Interest expense	12.8	11.3	13%
Write-off of financing costs	—	2.1	NM
Non-service components of net periodic pension cost(B)	0.2	0.2	—%
Income Before Taxes	82.8	75.7	9%
Income tax provision(A)	19.7	55.0	(64)%
Net Income	63.1	20.7	NM
Less: Net Income Attributable to Non-Controlling Interests	2.0	2.0	—%
Net Income Attributable to Versum	$61.1	$18.7	NM
Net income attributable to Versum per common share:
Basic	$0.56	$0.17	NM
Diluted	$0.56	$0.17	NM
Shares used in computing per common share amounts:
Basic	109.1	108.9	—%
Diluted	109.8	109.7	—%

(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in a decrease in Cost of sales of $0.2 million for the fiscal first quarter ended December 31, 2017 and an increase in the Income tax provision of $0.1 million for the fiscal first quarter ended December 31, 2017.

(B) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s change in classification of the non-service components of net periodic pension cost, which resulted in a decrease in Cost of sales of $0.2 million for the fiscal first quarter ended December 31, 2017, an increase to Operating Income by the same amount and an increase to non-service components of net periodic pension costs of $0.2 million for the fiscal first quarter ended December 31, 2017.

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Versum Materials, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2018	September 30, 2018
(In millions)
Assets
Current Assets
Cash and cash items	$408.0	$399.8
Trade receivables, net	188.8	184.4
Inventories	190.0	177.1
Contracts in progress, less progress billings	24.6	20.3
Prepaid expenses	16.1	13.6
Other current assets	18.0	17.9
Total Current Assets	845.5	813.1
Plant and equipment, net	414.5	405.1
Goodwill	183.7	183.0
Intangible assets, net	62.2	63.5
Other non-current assets	39.5	40.6
Total Non-Current Assets	699.9	692.2
Total Assets	$1,545.4	$1,505.3
Liabilities and Stockholders’ Deficit
Current Liabilities
Payables and accrued liabilities	$118.9	$138.6
Accrued income taxes	50.6	43.3
Current portion of long-term debt	5.8	5.8
Total Current Liabilities	175.3	187.7
Long-term debt	973.2	974.2
Noncurrent income tax payable	35.7	37.3
Deferred tax liabilities	40.2	41.3
Other non-current liabilities	54.2	52.4
Total Non-Current Liabilities	1,103.3	1,105.2
Total Liabilities	1,278.6	1,292.9
Stockholders’ Equity
Common stock	109.1	109.0
Capital in excess of par	5.2	6.1
Retained earnings	133.9	81.6
Accumulated other comprehensive income (loss)	(17.3)	(18.2)
Total Versum’s Stockholders’ Equity	230.9	178.5
Non-Controlling Interests	35.9	33.9
Total Stockholders Equity	266.8	212.4
Total Liabilities and Stockholders’ Equity	$1,545.4	$1,505.3

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Versum Materials, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,
	2018	2017
(In millions)
Operating Activities
Net income	$63.1	$20.7
Less: Net income attributable to non-controlling interests	2.0	2.0
Net income attributable to Versum	61.1	18.7
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	13.5	11.6
Deferred income taxes	(0.7)	(7.4)
Gain on sale of assets	—	(0.3)
Share-based compensation	2.6	2.4
Other adjustments	5.7	(4.9)
Working capital changes that provided (used) cash:
Trade receivables	(4.8)	(10.1)
Inventories	(12.9)	(9.9)
Contracts in progress, less progress billings	(4.3)	(7.6)
Payables and accrued liabilities	(17.0)	(22.4)
Accrued income taxes	4.6	60.2
Other working capital	(1.6)	8.8
Cash Provided by Operating Activities	46.2	39.1
Investing Activities
Additions to plant and equipment	(22.0)	(28.7)
Proceeds from sale of assets	0.7	0.4
Cash Used by Investing Activities	(21.3)	(28.3)
Financing Activities
Payments on long-term debt	(1.4)	(1.4)
Dividends paid to shareholders	(8.8)	(5.5)
Other financing activity	(6.4)	(1.6)
Cash Used for Financing Activities	(16.6)	(8.5)
Effect of Exchange Rate Changes on Cash	(0.1)	4.6
Increase in Cash and Cash Items	8.2	6.9
Cash and Cash items - Beginning of Year	399.8	271.4
Cash and Cash items - End of Period	$408.0	$278.3

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APPENDIX TABLE A-1: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended December 31,
	2018	2017	% Change
(In millions, except percentages)
Net Income Attributable to Versum (A)	$61.1	$18.7	NM
Add: Interest expense	12.8	11.3	13%
Add: Write-off of financing costs	—	2.1	NM
Add: Non-service components of net periodic pension cost (B)	0.2	0.2	—%
Add: Income tax provision (A)	19.7	55.0	(64)%
Add: Depreciation and amortization	13.5	11.6	16%
Add: Non-controlling interests	2.0	2.0	—%
Add: Business separation, restructuring and cost reduction actions	1.1	1.8	(39)%
Adjusted EBITDA (B)	$110.4	$102.7	7%
Adjusted EBITDA Margin	33%	31%

(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in an increase in Net Income Attributable to Versum of $0.1 million and an increase in the Income tax provision of $0.1 million for the fiscal first quarter ended December 31, 2017.

(B) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s change in classification of the non-service components of net periodic pension cost, which resulted in an increase to non-service components of net periodic pension costs of $0.2 million for the fiscal first quarter ended December 31, 2017 and an increase to Adjusted EBITDA by the same amount.

APPENDIX TABLE A-2: RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended December 31,
	2018	2017
(In millions)
Net Income Attributable to Versum(A)	$61.1	$18.7
Add: Business separation, restructuring and cost reduction actions, net of tax(B)	0.8	1.4
Add: Write-off of financing costs, net of tax(B)	—	1.5
Add: Impact of Tax Act	(1.7)	37.6
Adjusted Net Income	$60.2	$59.2

(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method, which resulted in an increase in Net Income Attributable to Versum of $0.1 million.

(B) - See Appendix Table A-1 for amounts gross of tax.

APPENDIX TABLE A-3: RECONCILIATON OF DILUTED EPS TO ADJUSTED DILUTED EPS

	Three Months Ended December 31,
	2018	2017
(Per share data)
Diluted Earnings Per Share	$0.56	$0.17
Add: Business separation, restructuring and cost reduction actions per diluted share, net of tax	0.01	0.01
Add: Write-off of financing costs, net of tax	—	0.01
Add: Impact of Tax Act	(0.02)	0.35
Adjusted Diluted Earnings Per Share	$0.55	$0.54

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APPENDIX TABLE A-4: SALES BY SEGMENT

Three Months Ended December 31, 2018
(In millions)
Sales
Materials	$221.7
DS&S	117.2
Corporate	0.6
Total Versum Sales	$339.5

	For the Quarter Ended
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	Total
(In millions)
Sales
Materials	$214.6	$218.9	$218.5	$233.6	$885.6
DS&S	115.3	121.1	130.7	116.6	483.7
Corporate	0.9	0.7	0.8	0.6	3.0
Total Versum Sales	$330.8	$340.7	$350.0	$350.8	$1,372.3

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APPENDIX TABLE A-5: SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA BY QUARTER

OPERATING INCOME TO ADJ EBITDA	Three Months Ended December 31, 2018
(In millions, except percentages)
Materials
Operating income	$67.6
Add: Depreciation and amortization	12.6
Segment Adjusted EBITDA	$80.2
Segment Adjusted EBITDA Margin(C)	36%
DS&S
Operating income	$34.7
Add: Depreciation and amortization	0.7
Segment Adjusted EBITDA	$35.4
Segment Adjusted EBITDA Margin(C)	30%
Corporate
Operating loss	$(5.4)
Add: Depreciation and amortization	0.2
Segment Adjusted EBITDA	$(5.2)

Total Versum Materials Adjusted EBITDA	$110.4

	For the Quarter Ended
OPERATING INCOME TO ADJ EBITDA	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	Total
(In millions, except percentages)
Materials
Operating income(A),(B)	$66.1	$71.7	$71.5	$77.7	$287.0
Add: Depreciation and amortization	11.0	11.6	13.0	12.1	47.7
Segment Adjusted EBITDA(A),(B)	$77.1	$83.3	$84.5	$89.8	$334.7
Segment Adjusted EBITDA Margin(C)	36%	38%	39%	38%	38%
DS&S
Operating income(B)	$33.5	$32.9	$37.2	$32.0	$135.6
Add: Depreciation and amortization	0.3	0.4	0.7	0.7	2.1
Segment Adjusted EBITDA(B)	$33.8	$33.3	$37.9	$32.7	$137.7
Segment Adjusted EBITDA Margin(C)	29%	27%	29%	28%	28%
Corporate
Operating loss(B)	$(8.5)	$(6.8)	$(5.7)	$(6.3)	$(27.3)
Add: Depreciation and amortization	0.3	0.3	0.2	0.2	1.0
Segment Adjusted EBITDA	$(8.2)	$(6.5)	$(5.5)	$(6.1)	$(26.3)

Total Versum Materials Adjusted EBITDA	$102.7	$110.1	$116.9	$116.4	$446.1
(A) - The fiscal first quarter ended December 31, 2017 amounts have been recast to reflect the retrospective application of the company’s election to change its inventory valuation method of accounting for its U.S. inventories from the LIFO method to the FIFO method. This resulted in an increase in operating income for the materials segment by $0.2 million for the fiscal first quarter ended December 31, 2017 and the year ended September 30, 2018.

(B) - The fiscal full year ended September 30, 2018 amounts have been recast to reflect the retrospective application of the company’s change in classification of the non-service components of net periodic pension cost. This resulted in an increase in operating income of $0.5 million, $0.1 million and $0.1 million for the Materials, DS&S and Corporate segments, respectively, for the fiscal year ended September 30, 2018. All quarters have been updated to reflect this change.

(C) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

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APPENDIX TABLE A-6: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

Three Months Ended December 31, 2018
Sales
Volume	5%
Price/Mix	(1)%
Currency	(1)%
Versum Materials Sales Change	3%

Materials Segment

Three Months Ended December 31, 2018
Sales
Volume	6%
Price/Mix	(2)%
Currency	(1)%
Materials Sales Change	3%

DS&S Segment

Three Months Ended December 31, 2018
Sales
Volume	3%
Currency	(1)%
DS&S Sales Change	2%

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